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                                                                     EXHIBIT 2.5

             AMENDED AND RESTATED SECURED TRANCHE B PROMISSORY NOTE
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$2,500,000                                                        April 19, 2002


     FOR VALUE RECEIVED, ADVANCED AERODYNAMICS & STRUCTURES, INC., a Delaware corporation ("AASI") and MOONEY AIRPLANE COMPANY, INC., A Delaware Corporation ("Mooney Airplane" and, together with AASI, each individually a "Debtor" and collectively, "Debtors"), hereby jointly and severally, unconditionally promise to pay to the order of CONGRESS FINANCIAL CORPORATION (SOUTHWEST), a Texas corporation ("Payee"), at the offices of Payee at 1201 Main Street, Suite 1625, Dallas, Texas 75202, or at such other place as the Payee or any holder hereof may from time to time designate, the principal sum of TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000) in lawful money of the United States of America and in immediately available funds, in twelve (12) consecutive calendar quarterly installments (or earlier in accordance with the terms and conditions of the Assignment and Assumption Agreement (as hereinafter defined) and as hereinafter provided) on the first day of each calendar quarter (i.e., January
                                                                 ----
1, April 1, July 1 and October 1) commencing April 1, 2002 of which the first eleven (11) installments shall each be in the amount of TWO HUNDRED EIGHT THOUSAND THREE HUNDRED THIRTY-THREE DOLLARS ($208,333), and the last installment shall be in the amount of the entire unpaid balance of this Note.

     Debtors hereby further, jointly and severally, promise to pay interest to the order of Payee on the unpaid principal balance hereof at the Interest Rate (as hereinafter defined). Such interest shall be paid in like money at said office or place from the date hereof, commencing May 1, 2002 and on the first day of each calendar quarter thereafter until the indebtedness evidenced by this
Note is paid in full. Interest payable upon and after an Event of Default or termination of the Assignment Agreements shall be payable upon demand.

     For purposes hereof, the term "Interest Rate" shall mean the Prime Rate; provided, that, at Payee's option, the Interest Rate shall mean a rate of two
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(2%) percent per annum in excess of the Prime Rate upon and after an Event of
Default or termination of the Assignment Agreements (as hereinafter defined), the term "Prime Rate" shall mean the rate from time to time publicly announced by First Union National Bank, or its successors, at its office in Philadelphia, Pennsylvania, as its prime rate, whether or not such announced rate is the best rate available at such bank, the term "Event of Default" shall mean an Event of Default as such term is defined in the AASI Collateral Assignment of Secured Debt, the term "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement, dated January 29, 2002, between AASI and Payee, as amended by Amendment No. 1 to Assignment Agreements, dated April 9, 2002, between AASI and Payee and Amendment No. 2 to Assignment Agreements, dated of even date herewith, among Debtors and Payee ("Amendment No. 2 to Assignment Agreements"), as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the term "AASI Collateral Assignment of Secured Debt" shall mean the Collateral Assignment of Debt and Security Agreement, dated January 29, 2002, between AASI and Payee, and as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the term "FAA Type Certificate Collateral Security Agreement" shall mean the Security Agreement, dated of even date herewith, by Mooney Airplane in favor of Payee, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, and the term

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"Maximum Interest Rate" shall mean the maximum non-usurious rate of interest under applicable Federal or State law as in effect from time to time that may be contracted for, taken, reserved, charged or received in respect of indebtedness of Debtors to Payee. Unless otherwise defined herein, all capitalized terms used herein shall have the meaning assigned thereto in the Assignment and Assumption Agreement.

     Interest shall be payable by Debtors to Payee quarterly in arrears not later than the first day of each calendar quarter and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The Interest Rate shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs. No agreements, conditions, provisions or stipulations contained in this Note or any of the other Assignment Agreements or any Event of Default, or the exercise by Payee of the right to accelerate the payment or the maturity of all or any portion of the Deferred Purchase Price Obligations, or the exercise by Payee of any option whatsoever contained in this Note or any of the other Assignment Agreements, or the prepayment by Debtors of any of the Deferred Purchase Price Obligations, or the occurrence of any event or contingency whatsoever, shall entitle Payee to contract for, charge or receive, in any event, interest exceeding the Maximum Interest Rate. In no event shall Debtors be obligated to pay interest exceeding such Maximum Interest Rate. All agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Debtors to pay a rate of interest exceeding the Maximum Interest Rate shall be without binding force or effect, at law or in equity, to the extent of the excess of interest over such Maximum Interest Rate. In the event any interest is contracted for, charged or received in excess of the Maximum Interest Rate ("Excess"), Debtors acknowledge and stipulate that any such contract, charge or receipt shall be the result of an accident and bona fide
                                                                   ---- ----
error, and that any Excess received by Payee shall be applied, first, to the payment of the then outstanding and unpaid principal hereunder; second, to the payment of the other Deferred Purchase Price Obligations then outstanding and unpaid; and third, returned to Debtors, it being the intent of the parties hereto not to enter at any time into a usurious or otherwise illegal relationship. Debtors recognize that, with fluctuations in the Interest Rate and the Maximum Interest Rate, such an unintentional result could inadvertently occur. By the execution of this Note, Debtors agree that (a) the credit or return of any Excess shall constitute the acceptance by Debtors of such Excess, and (b) Debtors shall not seek or pursue any other remedy, legal or equitable, against Payee, based in whole or in part upon contracting for, charging or receiving of any interest in excess of the Maximum Interest Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by Payee, all interest at any time contracted for, charged or received by Payee in connection with this Note or any of the other Assignment Agreements shall be amortized, prorated, allocated and spread during the entire term of this Note in accordance with the amounts outstanding from time to time hereunder and the Maximum Interest Rate from time to time in effect in order to lawfully charge the maximum amount of interest permitted under applicable law.

     This Note is issued pursuant to the terms and provisions of Amendment No. 2 to Assignment Agreements and evidences Tranche B of the Deferred Purchase Price Obligations owed by Debtors to Payee. This Note is secured by the Deferred Purchase Price Collateral described in the AASI Collateral Assignment of Secured Debt, the FAA Type Certificate Collateral described in the FAA Type Certificate Collateral Security Agreement and all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Debtors or any other party in connection therewith (all of the foregoing, together with the Assignment and Assumption Agreement, the AASI

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Collateral Assignment of Secured Debt and the FAA Type Certificate Collateral
Security Agreement, as the same now exist or may hereafter be amended, modified, supplemented, renewed, extended, restated or replaced, being collectively referred to herein as the "Assignment Agreements"), and is entitled to all of the benefits and rights thereof and of the other Assignment Agreements. At the time any payment is due hereunder, at its option, Payee may charge the amount thereof to any account of Debtors maintained by Payee.

     This Note supersedes and replaced the Secured Tranche B Promissory Note, dated January 29, 2002, by AASI payable to the order of Payee in the original principal amount of $2,500,000 (the "Existing Note"), but does not extinguish or constitute payment of, the obligations, liabilities and indebtedness evidenced through or arising thereunder or in respect thereof. Each Debtor hereby acknowledges that Debtors are jointly and severally indebted to Payee for interest through the date hereof under the Existing Note and for interest accruing hereunder from and after the date hereof. Neither the amendment and restatement contained herein nor Payee's acceptance of this Note or other actions contemplated by the Assignment and Assumption Agreement or any of the other Assignment Agreements shall, in any manner, be construed to constitute payment of, or impair limit or extinguish the indebtedness arising under or evidenced by the Existing Note or constitute a novation with respect thereto and the liens and security interests securing such indebtedness shall not in any manner be impaired, limited, terminated, waived or release hereby.

     If any payment of principal or interest is not made when due hereunder, or if any other Event of Default shall occur for any reason, or if the Assignment Agreements shall be terminated for any reason whatsoever, then and in any such event, in addition to all rights and remedies of Payee under the Assignment Agreements, applicable law or otherwise, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively and concurrently, Payee may, at its option, declare any or all of Debtors' obligations, liabilities and indebtedness owing to Payee under the Assignment Agreements (the "Deferred Purchase Price Obligations"), including, without limitation, all amounts owing under this Note, to be due and payable, whereupon the then unpaid balance hereof, together with all interest accrued thereon, shall forthwith become due and payable, together with interest accruing thereafter at the then applicable Interest Rate stated above until the indebtedness evidenced by this Note is paid in full, plus the costs and expenses of collection hereof, including, but not limited to, attorneys' fees and legal expenses.

     Each Debtor waives diligence, demand, notice of intent to accelerate, notice of acceleration, presentment, protest and notice of any kind, agrees that it will not be necessary for Payee to first institute suit in order to enforce payment of this Note and consents to any one or more extensions or postponements of time of payment, release, surrender or substitution of collateral security, or forbearance or other indulgence, without notice or consent. The pleading of any statute of limitations as a defense to any demand against any Debtor is expressly hereby waived by each Debtor. Upon any Event of Default or termination of the Assignment Agreements, Payee shall have the right, but not the obligation to setoff against this Note all money owed by Payee to any Debtor.

     Payee shall not be required to resort to any Deferred Purchase Price Collateral for payment, but may proceed against one or both Debtors and any guarantors or endorsers hereof in such order and manner as Payee may choose. None of the rights of Payee shall be waived or diminished by any failure or delay in the exercise thereof.

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     The validity, interpretation and enforcement of this Note and the other
Assignment Agreements and any dispute arising in connection herewith or therewith shall be governed by the internal laws of the State of Texas (without giving effect to principles of conflict of laws).

     Each Debtor irrevocably consents and submits to the non-exclusive jurisdiction of the District Court of the State of Texas and the United States District Court for the Northern District of Texas and waives any objection based on venue or forum non conveniens with respect to any action instituted therein
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arising under this Note or any of the other Assignment Agreements or in any way connected with or related or incidental to the dealings of such Debtor and Payee in respect of this Note or any of the other Assignment Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agrees that any dispute arising out of the relationship among Debtors and Payee or the conduct of such persons in connection with this Note or otherwise shall be heard only in the courts described above (except that Payee shall have the right to bring any action or proceeding against any Debtor or its property in the courts of any other jurisdiction which Payee deems necessary or appropriate in order to realize on the Deferred Purchase Price Collateral or to otherwise enforce its rights against any Debtor or its property).

     Each Debtor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to it and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Payee's option, by service upon such Debtor in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, such Debtor shall appear in answer to such process, failing which such Debtor shall be deemed in default and judgment may be entered by Payee against such Debtor for the amount of the claim and other relief requested.

     EACH DEBTOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS NOTE OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS AMONG DEBTORS AND PAYEE IN RESPECT OF THIS NOTE OR THE OTHER ASSIGNMENT AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH DEBTOR AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY.

     The execution and delivery of this Note has been authorized by the Board of Directors and by any necessary vote or consent of the stockholders of each Debtor. Each Debtor hereby authorizes Payee to complete this Note in any particulars according to the terms of the loan evidenced hereby.

     This Note shall be binding upon the successors and assigns of Debtors and inure to the benefit of Payee and its successors, endorsees and assigns. Whenever used herein, the term "Debtor" or "Debtors" shall be deemed to include each Debtor's respective successors and assigns and the term "Payee" shall be deemed to include its successors, endorsees and assigns. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

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WITNESSED BY:                               ADVANCED AERODYNAMICS &
                                            STRUCTURES, INC.
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WITNESSED:                                  MOONEY AIRPLANE COMPANY, INC.

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